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                         Incorporated Under the Laws of The State of Delaware





     No. _________________                                    _______________


                                             * SPECIMEN *

                                            EC POWER, INC.
                        100,000,000 Shares Common Stock -- Par Value $.001 Each



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  DATE:_________________



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          Secretary                                     President